POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Robert Hansen, Ryan Brauer and Elizabeth Dunshee, or either of them acting alone, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name,

place and stead, in any and all capacities, to sign any or all Forms 3,

Forms 4 and Forms 5 relating to beneficial ownership of securities of

Electromed, Inc. (the "Issuer"), to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange

Commission and to deliver a copy of the same to the Issuer, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.  The undersigned acknowledges that the foregoing attorney-in-

fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This power of attorney may be revoked as to any attorney-in-fact upon written notice to that person, which shall be deemed to have been given if mailed or if transmitted and confirmed by any standard form of telecommunication, including but not limited to confirmed facsimile and email transmissions.  Furthermore,

this Power of Attorney will be terminated if at any time the undersigned is no longer subject to the provisions of Section 16 of the Securities Exchange Act of

1934 with respect to securities of the Issuer.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of August, 2010.

/s/ Thomas M. Hagedorn

Thomas M. Hagedorn